                                                                     Exhibit 3.2

                             AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION OF
                               eCOLLEGE.COM, INC.
                             a Delaware corporation

                                   ARTICLE I
     The name of this Corporation is eCollege.com, Inc.

                                   ARTICLE II

     The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of the registered agent at that address is Corporation Service Company

                                  ARTICLE III

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "DGCL").

                                   ARTICLE IV

                               Authorized Capital
                               ------------------
A.   Capital Stock

     The total number of shares of stock which the Corporation has authority to issue is 56,225,611 consisting of:

     1. 924,000 shares of Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Preferred Stock");

     2. 2,287,831 shares of Series B Convertible Preferred Stock, $.01 par value per share (the "Series B Preferred Stock" );

     3. 3,013,780 shares of Series C Convertible Preferred Stock, $.01 par value per share (the "Series C Preferred Stock" and, with the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, the "Preferred Stock");

     4. 50,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock").
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B.   Powers and Special Rights of the Preferred Stock.

     1.   Dividends.
          ---------

          a.  General Obligation. When and as declared by the Board of Directors
              ------------------
     and to the extent permitted under the DGCL, the Corporation will pay preferential cumulative dividends to the holders of the Preferred Stock as provided in this Part 1. Except as otherwise provided herein, dividends on each share of Preferred Stock will accrue on a daily basis at the rate of 10% per annum of the Liquidation Value thereof plus the Accumulated and Unpaid Dividends (as defined herein) thereon from and including the date of issuance of such share of Preferred Stock to and including the earlier of
     (i) the date on which the Liquidation Value of such share of Preferred Stock plus any accrued and unpaid dividends thereon is paid upon any liquidation, dissolution or winding up of the Corporation, (ii) the date on which such share of Preferred Stock is converted into Common Stock, (iii) the date on which such share of Preferred Stock is redeemed in accordance with Part 3 hereof or (iv) upon a Liquidity Event. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any share of Preferred Stock will be deemed to be its "date of issuance" regardless of the number of times transfer of such share of Preferred Stock is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share of Preferred Stock.

          b.  Dividend Reference Dates. To the extent not paid on the Dividend
              ------------------------
     Reference Dates, all dividends which have accrued on each share of Preferred Stock outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) shall be accumulated and shall remain accumulated dividends with respect to each such share of Preferred Stock until paid (the "Accumulated and Unpaid Dividends").

          c.  Distribution of Partial Dividend Payments. If at any time the
              -----------------------------------------
     Corporation pays less than the total amount of dividends then accrued with respect to the Preferred Stock, such payment will be distributed first to holders of Series C Preferred Stock, ratably among the holders of the Series C Preferred Stock on the basis of the number of shares of Series C Preferred Stock owned by each such holder, then to the holders of Series B Preferred Stock, ratably among the holders of the Series B Preferred Stock on the basis of the number of shares of Series B Preferred Stock owned by each such holder, and then to holders of Series A Preferred Stock on the basis of the number of shares of Series A Preferred Stock owned by each such holder.

          d.  Preference. The Corporation shall not, without prior Series C
              ----------
     Preferred Stock Approval, pay or declare any dividend on the Series B Preferred Stock, and the Corporation shall not, without prior Series C Preferred Stock Approval and Series B Preferred Stock Approval, pay or declare any dividend on the Series A Preferred Stock, and the Corporation shall not, without prior Preferred Stock Approval, pay or declare any dividend or distribution on any Junior Securities so long as the Preferred Stock is still outstanding.

          e.  Participation in Common Stock Dividends. In the event that the
              ---------------------------------------
     Corporation declares a dividend or distribution on the Common Stock, subject to the receipt of any required approvals under Paragraph B.1.d., the holders of the Preferred Stock and the holders of the Common Stock shall share pro rata (based, in the case of holders of Preferred Stock, on the number of shares of Common Stock which each holder of Preferred Stock would be entitled to receive upon conversion of its Preferred Stock into Common Stock) in such dividend or distribution.

     2.   Liquidation.
          -----------

     Upon any liquidation, dissolution or winding up of the Corporation, each holder of Series C Preferred Stock will be entitled to receive, before any distribution or payment is made upon any Series B Preferred Stock, Series A Preferred Stock or any Junior Securities, a Series C Special Redemption Payment in the form elected by Series C Preferred Stock Approval, as set forth in Paragraph B.3.d(1).

     Upon any liquidation, dissolution or winding up of the Corporation, each holder of Series B Preferred Stock will be entitled to receive, before any distribution or payment is made upon any Series A Preferred Stock or any Junior Securities, a Series B Special Redemption Payment in the form elected by Series B Preferred Stock Approval, as set forth in Paragraph B.3.d(1).

     Upon any liquidation, dissolution or winding up of the Corporation, each holder of Series A Preferred Stock will be entitled to receive, before any distribution or payment is made upon any Junior Securities, a Series A Special Redemption Payment in the form elected by Series A Preferred Stock Approval, as set forth in Paragraph B.3.d(1).

     If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets available for distribution to its shareholders are insufficient to permit payment to the holders of the Preferred Stock of the aggregate Series C, Series B and Series A Special Redemption Payment of the Preferred Stock, then the entire assets available for distribution will be distributed among the holders of the Series C Preferred Stock pro rata, based upon the amount of each such holder's aggregate investment in the Series C Preferred Stock plus all accrued and unpaid dividends thereon, and then any surplus shall be distributed among the holders of the Series B Preferred Stock pro rata, based upon the amount of each such holder's aggregate investment in the Series B Preferred Stock plus all accrued and unpaid dividends thereon, then any surplus shall be distributed among the holders of the Series A Preferred Stock pro rata, on the same basis. If the Corporation's assets available for distribution to its shareholders upon any such liquidation, dissolution or winding up exceed the aggregate Series C, Series B and Series A Special Redemption Payment of the Preferred Stock, then, after payment shall have been made to the holders of the Series C, Series B and Series A Preferred Stock of the Series C, Series B and Series A Special Redemption Payments of the Preferred Stock, the holders of the Common Stock shall share pro rata in all remaining assets of the Corporation available for distribution. The Corporation will mail written notice of any liquidation, dissolution or winding up to each record holder of Preferred Stock not less than 30 days prior to the effective date thereof. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or a substantial part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Part 2, but instead will be treated as a "Liquidity Event" subject to Paragraph B.3.d. hereof.

     3.   Redemptions.
          -----------

          a.   Optional Redemptions.
               --------------------

               (1) If no Liquidity Event has occurred on or before June 1, 2001, then on or before June 15, 2001, each of the holders of the then outstanding Preferred Stock shall have the right to require the Corporation to redeem all or any of their shares of Preferred Stock in accordance with this Part 3 at a price per share of Preferred Stock equal to the Redemption Price (calculated as of the Redemption Dates), such right being referred to as the "Redemption Right." Any holder of Preferred Stock may exercise his, her or its Redemption Right by delivering to the Corporation a Redemption Notice. Within ten (10) days after receipt of a Redemption Notice from any holder of Preferred Stock, the Corporation shall notify all other holders of Preferred Stock that the Redemption Right has been exercised, and each other holder shall have the right, exercisable by written notice delivered to the Corporation within ten (10) days after receipt of such notice from the Corporation, to request that all or a portion of such other holder's shares of Preferred Stock be redeemed on the Redemption Dates together with the shares of Preferred Stock of the holders who delivered the Redemption Notice. The Corporation shall be obligated to redeem the total number of shares of Preferred Stock specified in any Redemption Notice in a series of three equal annual redemptions, such redemptions to occur on the Redemption Dates.

               (2) If no Liquidity Event has occurred on or before June 1, 2002, then on or before June 15, 2002, those holders of the then outstanding Preferred Stock who have not previously exercised their Redemption Rights as to all of their shares pursuant to Paragraph B.3.a(1) hereof may require the Corporation to redeem all or any of their shares of Preferred Stock in accordance with this Paragraph B.3.a(2) at a price per share of Preferred Stock equal to the higher of (i) the Market Value of the their respective series of Preferred Stock, determined as of the date the Redemption Notice is delivered to the Corporation, or (ii) the Redemption Price (calculated as of the Secondary Redemption Dates), such right being referred to as the "Secondary Redemption Right." Any holder of the Preferred Stock may exercise the Secondary Redemption Right by delivering to the Corporation a Redemption Notice. Within five (5) days after receipt of a Redemption Notice relating to a Secondary Redemption from any holder of Preferred Stock, the Corporation shall notify all other holders of Preferred Stock that the Secondary Redemption Right has been exercised, and each other holder shall have the right, exercisable by written notice delivered to the Corporation within ten (10) days after receipt of such notice from the Corporation, to request that all or a portion of such other holder's shares of Preferred Stock be redeemed on the Secondary Redemption Dates together with the shares of Preferred Stock of the holders who delivered the Redemption Notice. The Corporation shall be obligated to redeem the total number of shares of Preferred Stock specified in any Redemption Notice under this Subparagraph in a series of three equal annual redemptions, such redemptions to occur on the Secondary Redemption Dates.

          b.  Inadequate Funds. If the funds of the Corporation legally
              ----------------
     available for redemption of Preferred Stock on any Redemption Date or Secondary Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available will be used first to redeem the maximum possible number of shares of Series C Preferred Stock ratably among the holders of such shares to be redeemed based upon the respective redemption amounts then owed to each shareholder, and second, to redeem the maximum possible number of shares of Series B Preferred Stock ratably among the holders of such shares to be redeemed based upon the respective redemption amounts then owed to each shareholder, and third to redeem the maximum possible number of shares of Series A Preferred Stock ratably among the holders of such shares to be redeemed based upon the respective redemption amounts then owed to each shareholder. Thereafter, when additional funds of the Corporation are legally available for the redemption of Preferred Stock, such funds will be used to redeem the balance of the shares of, first, Series C Preferred Stock, then, second, the Series B Preferred Stock, and then, third, the Series A Preferred Stock which the Corporation became obligated to redeem on such Redemption Date or Secondary Redemption Date but which it has not redeemed (such redemptions to be made on a monthly basis). Notwithstanding the foregoing, the Corporation may not redeem Series A Preferred Stock or Series B Preferred Stock if the payments made in connection with such redemption could, in the reasonable judgment of the Corporation's auditors, render the Corporation unable to make future redemption payments in full, when due, on the Series C Preferred Stock.

          c.   Reissuance of Certificate. In case fewer than the total number of
               -------------------------
     shares of Preferred Stock represented by any certificate are redeemed in any installment, a new certificate representing the number of unredeemed shares of such Preferred Stock will be issued to the holder thereof without cost to such holder promptly after surrender of the certificate representing the redeemed shares of Preferred Stock.

          d.   Special Redemptions.
               -------------------

               (1) If a Liquidity Event is to occur, the Corporation will notify each holder of Preferred Stock in writing of such pending Liquidity Event not less than 35 days prior to the consummation thereof. Such notice will describe the material terms and conditions of the Liquidity Event (including, but not limited to, the amount and nature of the total consideration to be paid in connection therewith) and the provisions of this Subparagraph B.3.d(1). The Corporation will thereafter give each holder prompt notice of any material changes in such terms and conditions.

               Within 20 days after receipt of notice from the Corporation, each holder of Preferred Stock shall notify the Corporation in writing, identifying which of the below-described options such holder of Preferred Stock elects. The options are based on whether the Liquidity Event is a Partial Company Liquidity Event or Whole Company Liquidity Event, and on whether the consideration is cash or non-cash securities. If the consideration is part cash and part non-cash securities, the holders of Preferred Stock shall proceed under the cash provisions with respect to the cash proceeds, and under the non-cash provisions with respect to the non-cash proceeds. The amount payable by the Corporation to the holders of Preferred Stock pursuant to subparagraphs (i) through (iv) below is referred to as the "Special Redemption Payment." If the Liquidity Event does not occur, all requests for redemption will be rescinded.

                    (i) In a Partial Company Liquidity Event where the consideration is cash, each holder of Preferred Stock may elect from the following options with respect to all or any portion of the Preferred Stock owned by such holder: (a) such holder may request the Corporation to redeem all or any portion of such holder's Preferred Stock at a price per share equal to the applicable Redemption Price, provided, if there are insufficient funds to pay all holders who elect this option, the funds shall be allocated among the holders of Preferred Stock in the manner specified in Section B.3.b, or (b) such holder may request that the proceeds of the Liquidity Event which remain after the payments pursuant to clause (a) above be allocated pro-rata between the Common Stock and the Preferred Stock which is not redeemed under clause (a) (with the Preferred Stock treated as if it had converted to Common Stock), provided, however, if there are insufficient funds under clause (a), then no amounts shall be paid pursuant to this clause (b). If a holder elects to proceed pursuant to clause (a) with respect to any shares, the shares for which a Redemption Payment is paid shall be cancelled and not reissued; all other shares shall remain outstanding.

                    (ii) In a Whole Company Liquidity Event where the consideration is cash, each holder of Preferred Stock shall be deemed to elect the option below which entitles the holder to the larger amount of cash: (a) redemption of all or any portion of the Preferred Stock owned by such holder at a price per share equal to the applicable Redemption Price (and, if there are insufficient funds to pay all holders who elect this option, the funds shall be allocated among the holders of Preferred Stock in the manner specified in Section B.3.b), or (b) pro-rata allocation of the proceeds of the Liquidity Event between the Common Stock and the Preferred Stock which is not redeemed under clause (a) (with the Preferred Stock treated as if it had converted to Common Stock), provided, however, if there are insufficient funds under clause (a), then no amounts shall be paid pursuant to this clause (b). The shares for which a Redemption Payment is paid shall be cancelled and not reissued; all other shares shall remain outstanding.

                    (iii) In a Partial Company Liquidity Event where the consideration is non-cash securities, each holder of Preferred Stock may elect from the following options with respect to all or any portion of the Preferred Stock owned by such holder: (a) such holder may request the Corporation to redeem all or any portion of the Preferred Stock owned by such holder by payment of securities received upon the Liquidity Event (valued at Market Value), at a price per share equal to the applicable Redemption Price, provided, each holder may, in lieu of receiving securities, request that the securities be sold and that the Redemption Price be paid in cash (and, if any holder elects this option, no securities shall be delivered to holders of any junior or pari passu series of Preferred Stock or to any holder of Common Stock until the securities have been sold), provided further, if there are insufficient funds or securities to pay all holders who elect this option, the funds or securities shall be allocated among the holders of Preferred Stock in the manner specified in Section B.3.b, or (b) such holder may request that securities received upon the Liquidity Event which remain after the payments pursuant to clause
          (a) above be allocated pro-rata between the Common Stock and the Preferred Stock which is not redeemed under clause (a) (with the Preferred Stock treated as if it had converted to Common Stock), provided, however, if there are insufficient funds under clause (a), then no amounts shall be paid pursuant to this clause (b). If a holder elects to proceed pursuant to clause (a) with respect to any shares, the shares for which a Redemption Payment is paid shall be cancelled and not reissued; all other shares shall remain outstanding (unless otherwise cancelled in connection with the terms of the Liquidity Event).

                    (iv) In a Whole Company Liquidity Event where the consideration is non-cash securities, each holder of Preferred Stock may elect from the following options with respect to all or any portion of the Preferred Stock owned by such holder: (a) such holder may request the Corporation to redeem all or any portion of the Preferred Stock owned by such holder by payment of securities received upon the Liquidity Event

          (valued at Market Value or Market Price, whichever is applicable), at a price per share equal to the applicable Redemption Price, provided, each holder may, in lieu of receiving securities, request that the securities be sold and that the Redemption Price be paid in cash (and, if any holder elects this option, no securities shall be delivered to holders of any junior or pari passu series of Preferred Stock or to any holder of Common Stock until the securities have been sold), provided further, if there are insufficient funds or securities to pay all holders who elect this option, the funds or securities shall be allocated among the holders of Preferred Stock in the manner specified in Section B.3.b, or (b) such holder may request that securities received upon the Liquidity Event which remain after the payments pursuant to clause (a) above be allocated pro-rata between the Common Stock and the Preferred Stock which is not redeemed under clause (a) (with the Preferred Stock treated as if it had converted to Common Stock), provided, however, if there are insufficient funds under clause (a), then no amounts shall be paid pursuant to this clause (b). If a holder elects to proceed pursuant to clause (a) with respect to any shares, the shares for which a Redemption Payment is paid shall be cancelled and not reissued; all other shares shall remain outstanding (unless otherwise cancelled in connection with the terms of the Liquidity Event).

               (2) If and to the extent that applicable law or any other restriction prohibits the payment to the holders of Preferred Stock of all or any portion of the amounts required to be paid under Subparagraph (1) above, such unpaid amounts will be paid to the holders of Preferred Stock by the Person (other than the Corporation) who is a party to the Liquidity Event upon the closing thereof by purchase of such shares of Preferred Stock under an agreement which will provide that such purchased shares will be canceled effective upon the closing of the Liquidity Event. In the event the full amount of any payment hereunder is not paid to the holders of Preferred Stock upon or immediately prior to the closing of the Liquidity Event in accordance herewith, then the entire amount payable in respect of the Liquidity Event will be distributed ratably, first, among the holders of Series C Preferred Stock, and then second, among the holders of Series B Preferred Stock, and then third among the holders of Series A Preferred Stock, in the case of each such series in proportion to the aggregate amount of the Special Redemption Payment.

               (3) In the event that the requirements of Subparagraphs (1) and
     (2) above are not complied with, the Corporation will either:

                   (a) cause the closing of the Liquidity Event to be postponed until such time as the requirements of Subparagraphs (1) and (2) above have been complied with; or


                   (b) cancel such Liquidity Event, in which event the rights, preferences and privileges of the holders of Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Subparagraph (1) above.

          e.  Redeemed or Otherwise Acquired Shares. Any shares of Preferred
              -------------------------------------
     Stock which are redeemed or otherwise acquired by the Corporation will be canceled and will not be reissued, sold or otherwise transferred.

     4.  Voting Rights.
         -------------

          a.  Voting Rights. Except as otherwise required by law, the holders of
              -------------
     Preferred Stock will be entitled to vote with the holders of the Common Stock on each matter submitted to a vote of the Corporation's shareholders, with each share of Preferred Stock having a number of votes equal to the number of votes possessed by the number of shares of Common Stock into which such share of Preferred Stock is convertible as of the record date for the determination of shareholders entitled to vote on such matter.

          b.   Series A Class Voting Rights. At any time when at least 581,000
               ----------------------------
     total shares of Series A Preferred Stock are outstanding, Series A Preferred Stock Approval shall be required for any of the following:

               (1) altering or changing the rights, preferences or privileges of the Series A Preferred Stock; and

               (2) increasing or decreasing, other than by redemption or conversion, the authorized number of shares of Series A Preferred Stock.

          c.   Series B Class Voting Rights. At any time when at least 1,365,000
               ----------------------------
     total shares of Series B Preferred Stock are outstanding, Series B Preferred Stock Approval shall be required for any of the following:

               (1) altering or changing the rights, preferences or privileges of the Series B Preferred Stock; and

               (2) increasing or decreasing, other than by redemption or conversion, the authorized number of shares of Series B Preferred Stock.

          d.   Series C Class Voting Rights. At any time when at least 1,003,590
               ----------------------------
     total shares of Series C Preferred Stock are outstanding, Series C Preferred Stock Approval shall be required for any of the following:

               (1) altering or changing the rights, preferences or privileges of the Series C Preferred Stock;

               (2) increasing or decreasing, other than by redemption or conversion, the authorized number of shares of Series C Preferred Stock; and

               (3) create or issue any security which (i) has a preference over or equal to the Series C Preferred Stock, (ii) is convertible into a security which has a preference over or equal to the Series C Preferred Stock, (iii) is issued at a price-per-share (with respect to Common Stock) or at a price-per-Common Share-equivalent (with respect to securities that are convertible into Common Stock) that is less than the greater of $4.977143 per share or Fair Value (provided, no stockholder other than MediaOne shall be permitted to proceed pursuant to the Fair Value provision, above) (other than securities issued pursuant to Option plans described in Section B.5.c.(1)(a)), or (iv) has a payment-in-kind feature that results in an increase in the number of shares of Common Stock (or in the number of shares of Common Stock to be received upon conversion, with respect to securities that are convertible into Common Stock) with the passage of time.

     5.   Conversion.
          ----------

          a.  Conversion Procedure.
              --------------------

              (1) At any time and from time to time, any holder of shares of Series A Preferred Stock may convert all or any portion of such shares (including any fraction of a share) into the number of shares of Common Stock computed by multiplying the number of shares of Preferred Stock to be converted times $1.082857 per share and dividing the result by the Series A Conversion Price determined pursuant to Paragraph B.5.b.

              (2) At any time and from time to time, any holder of shares of Series B Preferred Stock may convert all or any portion of such shares (including any fraction of a share) into the number of shares of Common Stock computed by multiplying the number of shares of Preferred Stock to be converted times $2.622857 per share and dividing the result by the Series B Conversion Price determined pursuant to Paragraph B.5.b.

              (3) At any time and from time to time, any holder of shares of Series C Preferred Stock may convert all or any portion of such shares (including any fraction of a share) into the number of shares of Common Stock computed by multiplying the number of shares of Preferred Stock to be converted times $4.977143 per share and dividing the result by the Series C Conversion Price determined pursuant to Paragraph B.5.b.

              (4) Each conversion of Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Preferred Stock to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Preferred Stock as such holder will cease, except that the rights pursuant to the Amended and Restated Registration Agreement dated December 21, 1998, among the Corporation and certain investors, shall continue and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

              (5) As soon as possible after a conversion has been effected and in no event later than ten (10) business days thereafter, the Corporation will deliver to the converting holder:

                  (a) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified,

                  (b) the amount payable under Subparagraph B.5.a(8) below with respect to such conversion; and

                  (c) a certificate representing any shares of Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

              (6) The issuance of certificates for shares of Common Stock upon conversion of Preferred Stock will be made without charge to the holders of such Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of any share of Preferred Stock, the Corporation will take all such actions as are necessary in order to insure that the Common Stock issued as a result of such conversion is validly issued, fully paid and nonassessable.

              (7) The Corporation will not close its books against the transfer of Preferred Stock or of Common Stock issued or issuable upon conversion of Preferred Stock in any manner which interferes with the timely conversion of Preferred Stock.

              (8) If any fractional interest in a share of Common Stock would, except for the provisions of this Subparagraph B.5.a(8), be deliverable upon any conversion of the Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

              (9) Any accrued but unpaid dividends under Section B.1.a shall expire upon conversion of Preferred Stock into Common Stock.

          b.  Conversion Price.
              ----------------

              (1) In order to prevent dilution of the conversion rights granted under this subdivision, the Series A, Series B and Series C Conversion Prices will be subject to adjustment from time to time pursuant to this Paragraph B.5.b.

              (2) If and whenever on or after January 30, 1998, but prior to January 30, 1999, the Corporation issues or sells, or in accordance with Paragraph B.5.c is deemed to have issued or sold, any shares of its Common Stock without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to the time of such issuance or sale, then forthwith upon such issuance or sale the Series B Conversion Price shall be reduced to the lowest net price per share at which any such share of Common Stock has been issued or sold or is deemed to have been issued or sold.

              (3) If and whenever on or after December 21, 1998 the Corporation issues or sells, or in accordance with Paragraph B.5.c is deemed to have issued or sold, any shares of its Common Stock without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to the time of such issuance or sale, then forthwith upon such issuance or sale the Series C Conversion Price shall be reduced to the lowest net price per share at which any such share of Common Stock has been issued or sold or is deemed to have been issued or sold.

              (4) If and whenever on or after June 11, 1998, the Corporation issues or sells, or in accordance with Paragraph B.5.c is deemed to have issued or sold, any shares of its Common Stock without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to the time of such issuance or sale, then forthwith upon such issuance or sale the Series A Conversion Price will be reduced to the conversion price determined by dividing (a) the sum of (1) the product derived by multiplying the Series A Conversion Price in effect immediately prior to such issuance or sale times the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale, plus (2) the consideration, if any, received by the Corporation upon such issuance or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock issued or deemed to have been issued in such sale pursuant to this Paragraph B.5.

               (5) If and whenever on or after January 30, 1999, the Corporation issues or sells, or in accordance with Paragraph B.5.c is deemed to have issued or sold, any shares of its Common Stock without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to the time of such issuance or sale, then forthwith upon such issuance or sale the Series B Conversion Price will be reduced to the conversion price determined by dividing (a) the sum of (1) the product derived by multiplying the Series B Conversion Price in effect immediately prior to such issuance or sale times the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale, plus (2) the consideration, if any, received by the Corporation upon such issuance or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock issued or deemed to have been issued in such sale pursuant to this Paragraph B.5.

          c.   Effect on Conversion Prices of Certain Events.
               ---------------------------------------------

               (1) For purposes of determining the adjusted Conversion Prices under Paragraph B.5.b, the following will be applicable:

               (a) Issuance of Rights or Options. If the Corporation grants,
                   -----------------------------
     issues or sells Options to acquire Common Stock or Convertible Securities and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of any Convertible Securities issuable upon the exercise of such Options is less than the Conversion Price in effect immediately prior to the time of the granting, issuance or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the sum of (i) the amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus (ii) the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus (iii) in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities. No adjustment shall be made for any Common Stock or Options issued pursuant to the Incentive Stock Option Plan adopted by the Corporation's Board of Directors and Shareholders on or about March 24, 1997 or any other compensatory stock option plan approved by both the Compensation Committee of the Corporation's Board of Directors and by the Board of Directors as a whole.

               (b) Issuance of Convertible Securities. If the Corporation in any
                   ----------------------------------
     manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the sum of (i) the amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus (ii) the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Part 5, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

               (c) Change in Option Price or Conversion Rate. If the purchase
                   -----------------------------------------
     price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment of the Conversion Price would result in an increase in the Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given to all holders of the Preferred Stock.

           (2) For purposes of determining the adjusted Conversion Price under Subparagraph B.5.b, the following will be applicable:

               (a) Treatment of Expired Options and Unexercised Convertible
                   --------------------------------------------------------
     Securities. Upon the expiration of any Options or the termination of any
     ----------
     right to convert or exchange any Convertible Securities without the exercise of any such Options or right, the Conversion Price then in effect hereunder will be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such adjustment of the Conversion Price would result in an increase in the Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given to all holders of the Preferred Stock.

               (b) Calculation of Consideration Received. If any Common Stock,
                   -------------------------------------
     Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the fair value of such consideration, except where such consideration consists of publicly-traded securities, in which case the amount of consideration received by the Corporation will be the Market Price thereof as of the date of receipt. If any Common Stock, Options or Convertible Securities are issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and publicly-traded securities will be determined jointly by the Corporation and a representative of the holders of the Preferred Stock, chosen by Preferred Stock Approval (the "Representative"). If such parties are unable to reach agreement within 10 days after the occurrence of a Valuation Event, the fair value of such consideration will be determined by an independent appraiser jointly selected by the Corporation and the Representative, provided, that, if such parties are unable to reach agreement upon the selection of an independent appraiser within 15 days after the Valuation Event, then within 25 days after the Valuation Event, a qualified independent appraiser reasonably acceptable to the other party will be chosen by each of the Corporation and by the Representative and each such appraiser will deliver in writing a determination of the fair value of such consideration. If the difference between the two appraisals is 10% or less of the lower amount, the fair value will be the average of each two appraisals. If the difference between the two appraisals is greater than 10% of the lower amount, the two appraisers will, within 35 days after the Valuation Event, jointly choose a third qualified independent appraiser. Within 45 days after the Valuation Event, the third appraiser will deliver its determination of fair value and the final determination of the fair value of such consideration will be equal to the average of those two appraisals which are nearest to each other. The expenses of the appraisers will be paid one-half by the Corporation and one-half by the holders of the Preferred Stock (pro rata based on the number of shares of Preferred Stock held).

               (c) Integrated Transactions. In case any Options are issued in
                   -----------------------
     connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01 each.

               (d) Treasury Shares. The number of shares of Common Stock
                   ---------------
     outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

               (e) Record Date. If the Corporation takes a record of the holders
                   -----------
     of Common Stock or Preferred Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be. Any such dividends, distributions, and subscription rights may only be granted if the Corporation is in compliance with Section B.1.e.

               (3) Subdivision or Combination of Common Stock. If the
                   ------------------------------------------
     Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

               (4) Certain Events. If any event occurs of the type contemplated
                   --------------
     by the provisions of this Part 5 but not expressly provided for by such provisions, then the Board of Directors will make an appropriate adjustment in each Conversion Price so as to protect the rights of the holders of the Preferred Stock; provided, however, that, no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Part 5 or decrease the number of shares of Common Stock issuable upon conversion of each share of Preferred Stock.

          d.   Notices.
               -------

               (1) Immediately upon any adjustment of the Conversion Price of any class of Preferred Stock, the Corporation will give written notice thereof to all holders of such class of Preferred Stock.

               (2) The Corporation will give written notice to all holders of Preferred Stock at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Liquidity Event, dissolution or liquidation.

          e.   Mandatory Conversion.
               --------------------

               (1) Upon the closing of a Qualified IPO, the Preferred Stock shall be converted to Common Stock at the Conversion Price in effect at that time. Any such mandatory conversion shall only be effected at the time of and subject to the closing of such initial Public Offering and upon written notice of such mandatory conversion delivered to all holders of Preferred Stock at least twenty (20) but not more than 40 days prior to such closing.

               (2) Upon Preferred Stock Approval by any series, the Preferred Stock in such series shall be converted to Common Stock at the Conversion Price in effect at that time.

          f.   Special Mandatory Conversion.  Notwithstanding anything to the
               ----------------------------
     contrary hereof, the provisions of this Section B.5.f shall not apply to the Series C Preferred Stock.

               (1) Upon the closing of a Dilutive Financing, each of the shares of any series of Preferred Stock held by a Dissenting Holder shall be converted into Non-Adjusting Preferred of a corresponding series. The rights and obligations of the Non-Adjusting Preferred of a particular series shall be identical to those of the analogous Preferred Stock, except that the Conversion Price of such Non-Adjusting Preferred shall be the Conversion Price in effect with respect to such Dissenting Holders' shares of such series of Preferred Stock immediately prior to the Dilutive Financing and such Conversion Price shall not be further adjusted under any circumstances, other than to reflect a stock split, stock dividend or similar transaction. Upon such conversion, such Dissenting Holders' shares of Preferred Stock shall be canceled and shall not be reissued.

               (2) Each Dissenting Holder shall deliver to the Corporation during regular business hours at the office of the Corporation, the certificate or certificates for shares of Preferred Stock converted into Non-Adjusting Preferred under Subparagraph B.5.f(1), duly endorsed or assigned in blank or to the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to such Dissenting Holder, at the place designated by such Dissenting Holder, a certificate or certificates for the number of shares of Non-Adjusting Preferred to which such holder is entitled hereunder. The Person in whose name the certificate of Non-Adjusting Preferred is to be issued shall be deemed to have become a holder of record of the Non-Adjusting Preferred on the date on which the Dilutive Financing is consummated.

     6.  Liquidating Dividends.
         ---------------------

     If the Corporation declares or pays a Liquidating Dividend, then the Corporation shall pay to the holders of Series A, Series B and Series C Preferred Stock at the time of payment thereof at their election by applicable Preferred Stock Approval either (i) the Liquidation Value or
     (ii) the Liquidating Dividends which would have been paid on the Common Stock had such Preferred Stock been converted into Common Stock immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined. If the total funds available for the Liquidating Dividend are less than the total amount due pursuant to elections made under this paragraph B.6, those funds which are legally available will be used first to pay the amount due to the holders of Series C Preferred, ratably based upon the respective amounts owed to each holder of Series C Preferred, and second, to pay the amount due to the holders of Series B Preferred, ratably based upon the respective amounts owed to each holder of Series B Preferred, and third, to pay the amount due to the holders of Series A Preferred, ratably based upon the respective redemption amounts then owed to each holder of Series A Preferred. The Preferred Stock and Common Stock shall remain outstanding, and shall not be cancelled, upon payment of the Liquidating Dividend.

     7.  Purchase Rights.
         ---------------

     If at any time the Corporation distributes, grants or sells Purchase Rights, then each holder of Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the distribution, issue or sale of such Purchase Rights.

     8.  Registration of Transfer.
         ------------------------

     The Corporation will keep at its principal office a register for the registration of the Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation will, at the request of the registered holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Preferred Stock represented by the surrendered certificate and the Corporation will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Preferred Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

     9.  Replacement.
         -----------

     Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     10.  Definitions.
          -----------

          "Board of Directors" shall mean the Board of Directors of the Corporation.

          "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Subparagraphs B.5.c(1) and B.5.c(2) hereof whether or not the Options or Convertible Securities are actually exercisable at such time, and securities convertible into or exchangeable for Common Stock, but excluding any shares of Common Stock issuable upon conversion of the Preferred Stock or upon exercise of the Options (but only to the extent that including such shares would result in a double-counting of such shares).

          "Compensation Committee" shall mean the Compensation Committee of the Board of Directors, established pursuant to Section 2.(d) of that certain Shareholders Agreement, originally dated as of June 11, 1997, as amended, between the Corporation and the Shareholders, as defined therein.

          "Convertible Securities" means securities convertible into or exchangeable for Common Stock.

          "Dilutive Financing" shall mean an equity financing of the Corporation
     (i) which has been approved by a majority of the Board of Directors, (ii) which would result in the reduction of the Conversion Price (as then in effect) for a series of Preferred Stock and (iii) with respect to which each holder of Preferred Stock has been given at least twenty (20) days' prior written notice which sets forth such holder's Full Share of the total amount of equity securities to be sold by the Corporation in such Dilutive Financing and offers to such holder an opportunity to purchase such holder's Full Share.

          "Dissenting Holder" means any holder of Preferred Stock who does not, for any reason, purchase its Full Share of the total amount of equity securities issued by the Corporation in a Dilutive Financing.

          "Dividend Reference Dates" shall be March 31, June 30, September 30 and December 31 of each year.

          "Fair Value" means the value of such securities as determined by the following procedure, with respect to Section B.4.d.3: first, the Corporation shall deliver the price to MediaOne; second, MediaOne may object to such price within 5 business days, and if MediaOne objects, MediaOne shall propose a price for such securities within 10 business days after receipt of the notice; third, the Corporation may either accept or reject MediaOne's proposed value for such securities within 5 business days of receipt of such value from MediaOne; fourth, if the Corporation rejects such proposed value, MediaOne shall have 5 business days to hire a qualified independent appraiser reasonably acceptable to the Corporation, at MediaOne's expense, and such appraiser will deliver in writing its determination of the fair value within 20 business days after being hired, and the value ascribed to such securities shall be the greater of the value proposed by the appraiser or the Corporation (provided, however, in no event shall the value be greater than the value proposed by MediaOne).

          "Full Share" means the maximum number of shares of equity securities which a holder of Preferred Stock is entitled to purchase in a Dilutive Financing upon the exercise of its rights under Section 4.L of the Series A Purchase Agreement or Section 4.L of the Series B Purchase Agreement, any other agreement providing for preemptive rights to which such holder is a party.

          "Junior Securities" means any of the Corporation's equity securities other than the Preferred Stock.

          "Liquidating Dividend" means a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock or a stock split.

          "Liquidation Value" means, as to each share of Series A Preferred Stock, $1.082857 per share, as to each share of Series B Preferred Stock, $2.622857 per share, and as to each share of Series C Preferred Stock, $4.977143 per share, subject in each case to adjustment in the event of any stock dividends, stock splits, combinations, subdivision or split-ups.

          "Liquidity Event" means (a) a sale or transfer of more than 25% of the assets of the Corporation on a consolidated basis in any transaction or series of related transactions (other than sales in the ordinary course of business), (b) any merger, consolidation or reorganization to which the Corporation is a party, except for a merger, consolidation or reorganization in which the Corporation is the surviving corporation and, after giving effect to such merger, consolidation or reorganization, the holders of the Corporation's outstanding capital stock (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization will own immediately following the merger, consolidation or reorganization the Corporation's outstanding capital stock (on a fully-diluted basis) having the ordinary voting power to elect a majority of the Board of Directors, (c) any sale or series of sales of shares of the Corporation's capital stock by the holders thereof which results in any Person or group of affiliated Persons owning capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Board of Directors or (d) any liquidation, dissolution or winding up of the Corporation.

          "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" will be the fair value thereof determined jointly by the Corporation and by Preferred Stock Approval. If such parties are unable to reach agreement within a reasonable period of time, such fair value will be determined by an independent appraiser jointly selected by the Corporation and by Preferred Stock Approval.

          "Market Value" means the fair value of such securities as determined by the Corporation and a representative selected by the holders of a majority of the outstanding Preferred Stock being redeemed, provided, that, if such parties are unable to reach agreement upon the fair value (i) with respect to Section B.3.d(1) within 15 days after the Corporation receives notice of election from the holders of Preferred Stock pursuant to Subparagraph B.3.d(1) hereof ("Election"), or (ii) in all other cases, within 15 days after the initial meeting of the Company and the representative of the holders of the Preferred Stock, then within 25 days after the Election (or initial meeting), the Corporation and the holders of a majority of the Preferred Stock then outstanding will each choose a qualified independent appraiser reasonably acceptable to the other party and each such appraiser will deliver in writing its determination of the fair value of such consideration. If the difference between the two appraisals is 10% or less of the lower amount, the fair value will be the average of each two appraisals. If the difference between the two appraisals is greater than 10% of the lower amount, the two appraisers will, within 35 days after the Election (or initial meeting), jointly choose a third qualified independent appraiser. Within 45 days after the Election (or initial meeting), the third appraiser will deliver its determination of fair value and the final determination of the fair value of such consideration will be equal to the average of those two appraisals which are nearest to each other. The expenses of the appraisers will be paid one-half by the Corporation and one-half by the holders of the Preferred Stock (pro rata based on the number of shares of Preferred Stock held).

          "MediaOne" means MediaOne Interactive Services, Inc.

          "Non-Adjusting Preferred" means a new class of convertible preferred stock, no par value per share, to be created pursuant to an amendment to these Articles of Incorporation which will be adopted by the Board of Directors and approved by the holders of Preferred Stock prior to the closing of a Dilutive Financing.

          "Options" means any grant, issue or sale by the Corporation of any right or option to subscribe for or to purchase Common Stock or any Convertible Securities.

          "Partial Company Liquidity Event" is a Liquidity Event involving the sale of less than the entire Corporation or less than all of the Corporation's assets, and includes all Liquidity Events which are not Whole Company Liquidity Events.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

          "Preferred Stock Approval" means an affirmative vote, at a meeting or by written consent, of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding Preferred Stock, or of the applicable series, as indicated by the context.

          "Public Offering" means any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force; provided that a Public Offering will not include an offering made in connection with a business acquisition.

          "Purchase Rights" means any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property which are distributed, granted or sold to all record holders of any class of Common Stock.

          "Qualified IPO" means a firm commitment underwritten initial Public Offering of shares of the Corporation's Common Stock in which (i) the net proceeds received by the Corporation are at least $15,000,000 and (ii) the price per share paid by the public for such shares will be at least $7.465714 (adjusted for any stock dividend, stock split or in connection with any combination of shares, recapitalization or other reorganization).

          "Redemption Dates" means September 15, 2001, June 1, 2002, and June 1, 2003.

          "Redemption Notice" means a written notice by one or more holders of the Preferred Stock to the Corporation stating their intention to exercise the Redemption Right or the Secondary Redemption Right and the number of each such holder's shares of Preferred Stock to be redeemed.

          "Redemption Price" means for each share of Preferred Stock, the Corporation will be obligated to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share of Preferred Stock) an amount in immediately available funds equal to the Liquidation Value thereof plus all Accumulated and Unpaid Dividends.

          "Redemption Right" shall have the meaning provided in Paragraph B.3.a(1).

          "Secondary Redemption Dates" means September 15, 2002, June 1, 2003, and June 1, 2004.

          "Secondary Redemption Right" shall have the meaning provided in Paragraph B.3.a(2).

          "Series A Conversion Price" initially means the $1.082857, as subsequently adjusted pursuant to Paragraph B.5.b.

          "Series B Conversion Price" initially means the $2.622857, as subsequently adjusted pursuant to Paragraph B.5.b.

          "Series B Purchase Agreement" means that certain Share Purchase Agreement, dated as of January 30, 1998, by and between the Corporation and certain investors.

          "Series C Conversion Price" initially means the $4.977143, as subsequently adjusted pursuant to Paragraph B.5.b.

          "Series C Purchase Agreement" means that certain Share Purchase Agreement, dated as of December 21, 1998, by and between the Corporation and certain investors.

          "Special Redemption Payment" shall have the meaning provided in Paragraph B.3.d(1).

          "Subsidiary" means any corporation of which the shares of stock having a majority of the general voting power in electing the Board of Directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

          "Underlying Common Stock" means (i) the Common Stock issued or issuable upon conversion of the Preferred Stock and (ii) any Common Stock issued or issuable with respect to the Common Stock referred to in clause
     (i) above by way of stock dividend or stock split or in connection with a combination or other reorganization.

          "Valuation Event" means the issuance or sale by the Corporation of Common Stock, Options or Convertible Securities for a consideration other than cash or publicly-traded securities.

          "Whole Company Liquidity Event" is a Liquidity Event involving the sale of the entire Corporation or all of the Corporation's assets (including liquidation, dissolution, winding up, and mergers in which pre-merger Common Stock and Preferred Stock are cancelled and ownership in Company is transferred to Persons who do not control the Company prior to the merger).


     11.  Amendment and Waiver.
          --------------------

     No amendment, modification or waiver will be binding or effective with respect to any provision of this Section B without Preferred Stock Approval of each Series of Preferred Stock. No change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation unless the Corporation has obtained prior Preferred Stock Approval of each Series of Preferred Stock.

     12.  Notices.
          -------

     Except as otherwise expressly provided, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been delivered when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any shareholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder).

C.   Common Stock

     1.  Voting Rights. Except as otherwise required by law and the other
         -------------
     provisions of this Article II, the holders of the Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's shareholders.

     2.  Dividends. Subject to the limitations contained in Paragraph B.1.d
         ---------
     hereof, the holders of Common Stock will be entitled to dividends if, when, and as declared by the Board of Directors, out of funds legally available therefor, whether payable in cash, property or securities of the Corporation.

     3.  Registration of Transfer. The Corporation will keep at its principal
         ------------------------
     office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock or shall engage a professional transfer agent (the "Transfer Agent"). Upon the surrender of any certificate representing shares of Common Stock at such place, the Corporation or the Transfer Agent will, at the request of the registered holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Common Stock represented by the surrendered certificate, and the Corporation or the Transfer Agent will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Common Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate provided, however, that any transfer shall be subject to any applicable restrictions on the transfer of such shares and the payment of any applicable transfer taxes, if any, by the holder thereof.

     4.  Replacement. Upon receipt of evidence reasonably satisfactory to the
         -----------
     Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Common Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                                   ARTICLE V

          A director of the Corporation shall, to the fullest extent permitted by the General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended, after approval by the stockholders of this Article V, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

          Any amendment, repeal or modification of this Article V, or the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article V by the stockholders of the Corporation shall not apply to or adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal, modification or adoption.

                                   ARTICLE VI

          To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other persons to which State law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the State General Corporation Law, subject only to limits created by applicable State law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.

          Any amendment, repeal or modification of the foregoing provision of this Article VI shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal, modification or adoption.

                                  ARTICLE VII

          The Corporation reserves the right to adopt, amend, alter, supplement, rescind or repeal in any respect any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute or applicable law, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE VIII

          Subject to the provisions of Article IV hereof, the Board of Directors may from time to time adopt, amend, alter, supplement, rescind or repeal any or all of the Bylaws of the Corporation without any action on the part of the stockholders; provided, however, that the stockholders may adopt, amend or repeal any Bylaw adopted by the Board of Directors, and no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders.

                                   ARTICLE IX

          Subject to the provisions of Article IV, the number of directors of the Corporation shall be set from time to time by resolution of the Board of Directors.

                                   ARTICLE X

          Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                   ARTICLE XI

          Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any statutory requirements) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.